PRODUCT SUPPLEMENT NO. 5 dated July 27, 2010 (To prospectus and prospectus supplement dated February 4, 2010)	Filed pursuant to Rule 424(b)(2) Registration Statement No. 333-164694

Esksportfinans ASA
Strategic Accelerated Redemption Securities®

The Notes:

  We may offer from time to time Strategic Accelerated Redemption Securities (the Notes). The Notes will be senior unsecured debt securities of Eksportfinans ASA and part of a series entitled Medium-Term Notes. This product supplement describes some of the general terms that apply to the Notes and the general manner in which they may be offered and sold and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate terms supplement or pricing supplement, as the case may be, will describe terms that apply to a specific issuance of the Notes, including any changes to the terms specified below. We refer to such terms supplements and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control. The Notes will be linked to a market measure (a Market Measure), which will be described in the relevant terms supplement. The applicable terms supplements may also describe any additions or changes to the terms specified in this product supplement.

  The Notes are designed for investors who seek an early exit prior to maturity at a premium if the level, value or price, as applicable, of the Market Measure is at or above (or in the case of Notes that will pay a premium if the level, value or price of the Market Measure is at or below (Bear Notes)) its applicable Call Level (as defined herein) on the relevant observation date (each such date, an Observation Date). The Notes will not pay periodic interest. Investors should be willing to lose some or all of their principal if the Market Measure is below a certain level, value or price (the Threshold Value) on a specific date shortly before the maturity date (or in the case of Bear Notes, if the Market Measure is above the Threshold Value). The Call Levels, Threshold Value and Observation Dates will be set forth in the applicable terms supplement.

  The Notes will be denominated in U.S. dollars or as specified in the applicable terms supplement.

  There is no principal protection on the Notes.

  If the applicable terms supplement provides that we will apply to have the Notes listed on a securities exchange and if approval of such application is granted, the Notes will be listed on such securities exchange at the time such approval may be obtained. We will make no representation, however, that the Notes will be listed on such securities exchange, or, if listed, will remain listed for the entire term of the Notes.

  A Market Measure may be one or more equity-based or commodity-based indices, one or more exchange traded funds, commodities or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing. As may be set forth in the applicable terms supplement, the Notes may be linked to two or more market measures and payment on the Notes may be determined by comparison or combination of the levels of those market measures. Any reference to “Market Measure” in this product supplement assumes that there may be two or more market measures to which a specific issuance of the Notes is linked.

Payment if called:

  The Notes will be called if the Observation Level (as defined herein) of the Market Measure on any Observation Date is greater than or equal to (or, in the case of Bear Notes, less than or equal to) the applicable Call Level for that Observation Date set forth in the applicable terms supplement. If the Notes are called, a holder will receive a cash payment per Note that will be set forth in the applicable terms supplement.

Payment on the maturity date:

  If your Notes are not called, the amount you receive on the maturity date (the Redemption Amount) will be based on the direction of and percentage change in the level, value or price of the Market Measure from the Starting Value of the Market Measure to the Ending Value of the Market Measure on the final Observation Date as specified in the applicable terms supplement.

    If the Ending Value of the Market Measure is greater than or equal to (or, in the case of Bear Notes, less than or equal to) the Threshold Value, you will receive the original offering price (the Original Offering Price) per unit. The applicable Threshold Value will be set forth in the applicable terms supplement.

    If the Ending Value of the Market Measure is less than (or, in the case of Bear Notes, greater than) the Threshold Value, you will lose a percentage of your principal amount based on the percentage decline (or, in the case of Bear Notes, increase) in the level, value or price of the Market Measure, from the Starting Value to the Ending Value, multiplied by a leverage factor (the Leverage Factor), which may be 100%.
    The actual Leverage Factor will be set forth in the applicable terms supplement.

     Information included in this product supplement no. 5 supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

     Investing in the Notes involves risks that are described in the “Risk Factors” section of this product supplement no. 5 beginning on page PS-4 and beginning on page S-4 in the accompanying prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this product supplement no. 5 is July 27, 2010.

“Strategic Accelerated Redemption Securities®” is a registered service mark of Merrill Lynch & Co., Inc.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 5 and the accompanying prospectus supplement and prospectus with respect to the Notes offered by the relevant terms supplement and this product supplement no. 5 and with respect to Eksportfinans ASA. This product supplement no. 5, together with the relevant terms supplement and the accompanying prospectus supplement and prospectus, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 5 and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The Notes described in the relevant terms supplement and this product supplement no. 5 are not appropriate for all investors and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the Notes. The relevant terms supplement, this product supplement no. 5 and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 5 and the accompanying prospectus supplement and prospectus, “we,” “us,” “our” and “Eksportfinans” refer to Eksportfinans ASA, unless the context requires otherwise.

     References in this product supplement to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 5 nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 5 nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 5 and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 5 and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

RISK FACTORS

     An investment in the Notes is subject to the risks described below, as well as the risks described under “Risk Factors — Risks related to index linked Notes or Notes linked to certain assets” in the accompanying prospectus supplement and any additional risk factors identified in the applicable terms supplement. The Notes are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of the Market Measures specified in the applicable terms supplement, there is no guaranteed return of principal at maturity. Also, an investment in the Notes is not equivalent to investing directly in the Market Measure to which the Notes are linked. This section describes the most significant risks relating to the Notes. You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them.

General

If your Notes are not called prior to maturity, your investment may result in a loss, which could be substantial

     If your Notes are not called, on the maturity date you will receive a Redemption Amount that may be less than, but will not be greater than, the Original Offering Price of the Notes. The Redemption Amount payable on the maturity date will depend on the direction of and percentage change in the level, value or price, as applicable, of the Market Measure from the Starting Value as specified in the applicable terms supplement to the Ending Value determined on the final Observation Date prior to the maturity date.

     If the Ending Value is below (or in the case of Bear Notes, above) the Threshold Value, the amount paid on the maturity date on the Notes will be reduced by an amount equal to the decline in excess of the Threshold Value (or, in the case of Bear Notes, the increase above the Threshold Value), as adjusted by the Leverage Factor, even if the level, value or price, as applicable, of the Market Measure is equal to or above (or in the case of Bear Notes, equal to or below) the Threshold Value or Starting Value at certain points during the term of the Notes. As a result, you may receive less, and possibly significantly less, than the Original Offering Price. The Leverage Factor may equal 100% (in which case the downside would be unleveraged), and will not be greater than a number that, considering the Threshold Value, could cause you to lose more than your entire investment in the Notes.

Your Notes may be called on an Observation Date and, if called, you will receive the Call Amount, and your return will be capped at the Call Premium

     Your investment in the Notes will result in a gain if the Observation Level of the Market Measure on any of the Observation Dates is greater than or equal to (or, in the case of Bear Notes, less than or equal to) the Call Level, in which event, your Notes will be automatically redeemed by us. Your return upon an automatic call will be limited as you will receive only the Call Amount (as defined herein) applicable to the Observation Date on which your Notes are called, regardless of the appreciation (or, in the case of Bear Notes, depreciation) of the Market Measure. In other words, your return is capped at the Call Premium (as defined herein). In addition, the automatic call feature of the Notes may shorten the term of your investment.

Your yield on the Notes, which could be negative, may be lower than the yield on other debt securities of comparable maturity

     The yield that you will receive on your Notes, which could be negative, may be less than the yield you could earn on other investments. Your yield may be less than the yield you would earn if you bought a traditional interest bearing debt security of Eksportfinans with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the Notes do not guarantee the return of a principal amount on the maturity date.

You must rely on your own evaluation of the merits of an investment linked to a Market Measure

     In the ordinary course of their businesses, MLPF&S or its affiliates may express views on expected movements in a Market Measure, the components of a Market Measure or an index underlying an exchange traded fund Market Measure (the Underlying Index), as the case may be, and these views may be communicated to clients of MLPF&S or its affiliates in the ordinary course of their business. However, such views are subject to change from time to time. Moreover, other professionals who deal in markets related to a Market Measure may at any time have significantly different views from those of MLPF&S or its affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components and the applicable Underlying Index from multiple sources and should not rely on the views expressed by MLPF&S or its affiliates.

Exchange rate movements may impact the value of the Notes

     The Notes will be denominated in U.S. dollars. Unless otherwise indicated in the applicable terms supplement, if the level, value or price, as applicable, of a Market Measure, or any component of the Market Measure or an Underlying Index is traded in a currency other than U.S. dollars and, as per the Market Measure, is converted into U.S. dollars or another currency, the amount payable on the Notes on the maturity date will depend in part on the relevant exchange rates. If the U.S. dollar strengthens against the currencies of the Market Measure, its components or the Underlying Index, the value of the Market Measure, its components or the Underlying Index may be adversely affected and payment on the maturity date may be reduced.

     Of particular importance to potential currency exchange risk are existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the countries of the Market Measure, its components or the Underlying Index and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

In seeking to provide investors with what we believe to be commercially reasonable terms for the Notes while providing MLPF&S with compensation for its services, we have considered the costs of developing, hedging and distributing the Notes. If a trading market develops for the Notes (and such a market may not develop), these costs are expected to affect the market price you may receive or be quoted for your Notes on a date prior to the stated maturity date

     Unless otherwise provided in the applicable terms supplement, the Notes will not be listed on any futures or securities exchange, and we do not expect a trading market for the Notes to develop. Although MLPF&S has indicated that it currently expects to bid for Notes offered for sale to it by holders of the Notes, it is not required to do so and may cease making those bids at any time. In addition, for Notes that are linked to a basket, while we describe herein how you can calculate the level of the basket from publicly available information, unless otherwise provided in the applicable terms supplement, we will not publish the level of the basket over the term of the Notes and this may limit the trading market for the Notes.

     If the applicable terms supplement provides that we will apply to have the Notes listed on a securities exchange and if approval of such application is granted, the Notes will be listed on such securities exchange at the time of such approval. We will make no representation, however, that the Notes will be listed on such securities exchange, or, if listed, will remain listed for the entire term of the Notes. In any event, you should be aware that the listing of the Notes on a securities exchange does not necessarily ensure that a trading market will develop for the Notes. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market.

     The development of a trading market for the Notes will depend on our financial performance and other factors, including changes in the level of the Market Measure.

     If the trading market for the Notes is limited, there may be a limited number of buyers for your Notes if you wish to transfer the Notes during the term of your investment. This may affect the price you receive.

     In determining the economic terms of the Notes, and consequently the potential return on the Notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging and offering the Notes. In structuring the economic terms of the Notes, we seek to provide investors with what we believe to be commercially reasonable terms and to provide MLPF&S with compensation for its services in developing the securities. If a market-maker (which may be MLPF&S) makes a market in the Notes, the price it quotes would reflect any changes in market conditions and other relevant factors. In addition, the price, if any, at which you could sell your Notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the Notes, namely the underwriting discount paid in respect of the Notes and other costs associated with the Notes, and compensation for developing and hedging the product. This quoted price, or listed price in the case of listed Notes, could be higher or lower than the Original Offering Price. MLPF&S is not obligated to make a market in the Notes.

     Assuming there is no change in the level, value or price, as applicable, of the Market Measure to which your Notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your Notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price included, and secondary market prices are likely to exclude, underwriting discounts paid with respect to, and the developing and hedging costs associated with, the Notes.

If the Market Measure to which your Notes are linked is a basket, changes in the level, value or price of one or more basket components may offset each other

     For Notes linked to a basket of two or more components, price movements in the basket components may not correlate with each other. Even if the level, value or price, as applicable, of one or more of the basket components increases (or, in the case of Bear Notes, decreases), price movements of one or more of the other basket components may offset such increases (or decreases). Therefore, in calculating the value of the basket on any Observation Date, favorable changes in the level, value or price of one or more of the basket components may be moderated, or wholly offset, by changes in the level, value or price of one or more of the other basket components.

     You cannot predict the future performance of any basket components, or of the basket as a whole, or whether changes in the values of any basket components will be offset by changes in the value of other basket components, based on their historical performance.

The respective sponsors and/or publishers of any Market Measure, if applicable, may adjust such Market Measure or any component of a Market Measure in a way that affects its level, and these respective sponsors and/or publishers have no obligation to consider your interests

     The sponsors and/or publishers, as the case may be, of each Market Measure, and with respect to Notes linked to an exchange traded fund Market Measure, the sponsors and/or publishers of the exchange traded fund or the Underlying Index (each a Market Measure Sponsor or Market Measure Publisher, as the case may be), if applicable, can add, delete or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index. You should realize that the changing of companies, commodities or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Sponsor or Market Measure Publisher, as the case may be, may alter, discontinue or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of the Notes. The Market Measure Sponsors or Market Measure Publishers, as the case may be, will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Many factors affect the trading value of the Notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the Notes will be affected by factors that interrelate in complex ways. The effect of one factor may offset the increase in the trading value of the Notes caused by another factor and the effect of one factor may exacerbate the decrease in the trading value of the Notes caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the Notes attributable to another factor, such as an increase (or, in the case of Bear Notes, decrease) in the level, value or price, as applicable, of the Market Measure. The following paragraphs describe the expected impact on the trading value of the Notes given a change in a specific factor, assuming all other conditions remain constant.

     The level, value or price of the Market Measure is expected to affect the trading value of the Notes. We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the level, value or price of the Market Measure exceeds or does not exceed the Starting Value or applicable Call Level. However, if you choose to sell your Notes when the level, value or price of the Market Measure exceeds (or, in the case of Bear Notes, is less than) the Starting Value or applicable Call Level, you may receive substantially less than the Redemption Amount or Call Amount that would be payable based upon that value because of the expectation that the level, value or price of the Market Measure will continue to fluctuate until the relevant Observation Date occurs.

     Changes in the volatility of the Market Measure are expected to affect the trading value of the Notes. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the Market Measure increases or decreases, the trading value of the Notes may be adversely affected.

     Changes in the levels of interest rates are expected to affect the trading value of the Notes. We expect that changes in interest rates will affect the trading value of the Notes. Generally, if United States interest rates increase, we expect the trading value of the Notes will decrease and, conversely, if United States interest rates decrease, we expect the trading value of the Notes will increase. If the Market Measure to which your Notes are linked, or any components of such Market Measure, are traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the level of such related Market Measure or component and, thus, the trading value of the Notes may be adversely affected.

     Changes in dividend yields on stocks included in equity-based Market Measures are expected to affect the trading value of the Notes linked to such Market Measures. In general, if dividend yields on the stocks included in an equity-based Market Measure or Underlying Index increase, we expect that the trading value of such Notes will decrease and, conversely, if dividend yields on such stocks decrease, we expect that the trading value of such Notes will increase.

     Changes in our credit ratings may affect the trading value of the Notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the Notes. However, because the return on your Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the percentage increase, if any, in the level, value or price, as applicable, of the Market Measure from the Starting Value to the relevant Observation Date, an improvement in our credit ratings will not reduce the other investment risks related to the Notes.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Notes of a given change in some of the factors listed above will be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes. We expect, however, that the effect on the trading value of the Notes of a given change in the level, value or price of the Market Measure will be greater if it occurs close to an Observation Date than if it at other points in the term of the Notes.

Purchases and sales by MLPF&S and its affiliates may affect your return

     MLPF&S and its affiliates may from time to time buy or sell the Market Measure, components of the Market Measure or Underlying Index, or futures or options contracts on the Market Measure or components of the Market Measure or an Underlying Index for their own accounts for business reasons and expect to enter into these transactions in connection with hedging their obligations under the Notes. These transactions could affect the price of these components and, in turn, the level, value or price of a Market Measure or Underlying Index in a manner that could be adverse to your investment in the Notes. Any purchases or sales by MLPF&S, its affiliates or others on their behalf on or before the date an issue of the Notes are priced for initial sale to the public (the Pricing Date) may temporarily increase or decrease the prices of a Market Measure, Underlying Index or a component of a Market Measure or Underlying Index. Temporary increases or decreases in the market prices of the Market Measure or a component of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the prices of such Market Measure or component may change subsequent to the Pricing Date of an issue of Notes, affecting the level, value or price of the Market Measure and therefore the trading value of the Notes.

MLPF&S or its affiliates may do business with underlying companies

     MLPF&S or its affiliates may presently or from time to time engage in business with us or one or more of the companies whose stocks are included in an equity-based Market Measure or Underlying Index, including extending loans to, or making equity investments in, those companies or providing advisory services to those companies, including merger and acquisition advisory services. In the course of business, MLPF&S or its affiliates may acquire non-public information relating to those companies and, in addition, one or more affiliates of MLPF&S may publish research reports about those companies. Neither we nor MLPF&S or its affiliates make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the companies corresponding to the stocks included in an equity-based Market Measure or Underlying Index. Any prospective purchaser of the Notes should undertake an independent investigation of the companies included in an equity-based Market Measure Underlying Index as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The composition of those companies does not reflect any investment recommendations of MLPF&S or its affiliates.

Hedging transactions may affect the return on the Notes

     We through one or more of our hedging counterparties, which may include MLPF&S or its affiliates, may hedge our obligations under the Notes by purchasing the Market Measure, futures or options on the Market Measure or other derivative instruments with returns linked or related to changes in the value of the Market Measure, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the Market Measure, futures, options or other derivative instruments with returns linked to the Market Measure at any time. Although they are not expected to, any of these hedging activities may adversely affect the value of the Market Measure and, therefore, the market value of the Notes. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.

Tax consequences are uncertain

     You should consider the tax consequences of investing in the Notes, aspects of which are uncertain. See the section entitled “Taxation in the United States” in this product supplement.

Equity-Based Market Measures

If the Market Measure to which your Notes are linked is equity-based, you will not have the right to receive cash dividends or exercise ownership rights with respect to the component stocks included in such Market Measure or Underlying Index

     If the Market Measure to which your Notes are linked is equity-based, you will not have voting rights or rights to receive cash dividends or other ownership rights in the stocks included in such Market Measure or Underlying Index and your return on the Notes at maturity or upon a mandatory call will not reflect the return you would realize if you actually owned the component stocks included in the Market Measure or Underlying Index and received the dividends paid on those stocks. This is because the Calculation Agent (as defined below) will calculate the amount payable to you on the maturity date or upon mandatory call by reference to the Observation Level of the Market Measure on the applicable Observation Date. Additionally, the values of certain equity based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks.

If the Market Measure to which your Notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets

     The level of certain equity index-based Market Measures and the net asset value of certain exchange traded fund-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. The return on the Notes will be affected by factors affecting the value of securities in the relevant markets. The relevant foreign securities markets may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the Securities and Exchange Commission. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

     The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Commodity-Based Market Measures

If the Market Measure to which your Notes are linked is commodity-based, ownership of the Notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure

     If the Market Measure to which your Notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of the Notes.

Trading in the components of a commodity-based Market Measure can be volatile based on a number of factors that we cannot control

     Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including the following: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the level of a commodity-based Market Measure and the value of the Notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (i.e. energy) or single commodity (i.e. gold). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the commodity and related futures markets, or in the Market Measure, may adversely affect the value of the Notes

     The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as daily price fluctuation limits and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a limit price. Once the maximum or minimum limit price has been reached in a particular contract, no trades may be made at a price above or below the limit price, respectively. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse effect on the level of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the Notes.

Notes linked to a commodity-based Market Measure will not be regulated by the CFTC

     Unlike an investment in the Notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the CFTC) as a “commodity pool operator” (a CPO). Because Notes linked to a commodity-based Market Measure will not be interests in a commodity pool, such Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure will not constitute investments by you or by Eksportfinans on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (FCM). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets

     A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for a Market Measure Sponsor or Market Measure Publisher, as the case may be, to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Exchange Traded Fund Market Measures

If the Market Measure to which your Notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure

     Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

     The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the Notes and the amount payable on the Notes, and the investment adviser has no obligation to consider your interests

     The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions or substitutions of common stocks held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the amount payable on the Notes upon automatic call or on the maturity date and the trading value of the Notes before maturity or automatic call. The amount payable on your Notes and their value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your Notes. If events such as these occur or if the closing price per share of any Market

Measure is not available on an Observation Date, the Calculation Agent may determine the closing price per share of the Market Measure on such Observation Date and thus the amount payable on the maturity date in a manner it considers appropriate, in its sole discretion.

With respect to exchange traded fund Market Measures, we cannot control actions by the companies whose stocks or other equity securities are held by the Market Measure or included in the Underlying Index, including actions that could adversely affect the value of your Notes

     While our stock or the stock of one of our affiliates may be included in the Market Measure, we will have no ability to control the actions of any of the other companies whose stock is held by the Market Measure or included in the Underlying Index, including actions that could affect the value of the stocks held by the Market Measure or included in the Underlying Index or your Notes. None of the money you pay us will go to the Market Measure Sponsor or Market Measure Publisher, as the case may be, or the investment adviser or any of the companies represented in the Underlying Index and none of those companies will be involved in the offering of the Notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the Notes in taking any corporate actions that might affect the value of your Notes.

If the Market Measure to which your Notes are linked is an exchange traded fund, the correlation between the performance of the Market Measure and the performance of the Underlying Index may vary

     The performance of the Market Measure and that of its Underlying Index will generally vary due to transaction costs, certain corporate actions and timing variances.

     In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above or below their net asset value per share.

     For the foregoing reasons, the performance of the Market Measure may not correlate with the performance of its Underlying Index over the same period. Because of this variance in correlation, the return on the Notes to the extent dependent in the return on the Market Measure may not be the same as an investment directly in the common stocks included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your Notes are linked is an exchange traded fund, time differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels

     As a result of the time difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the levels of the Underlying Index and the trading prices of the Notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the Underlying Index remain unchanged for multiple trading days in the city where the shares of the Market Measure trade.

If the Market Measure to which your Notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the Notes

     Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index. While the Notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the Notes. Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity index based- and commodity-based Market Measures, which you should review before investing in the Notes.

DESCRIPTION OF THE NOTES

     The following description of the terms of the Notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Debt Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the Notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.

     The Notes are part of a series of debt securities, entitled “Medium-Term Notes”, that Eksportfinans may issue from time to time as described in the accompanying prospectus and prospectus supplement. The Notes are “index linked or asset linked notes” as described in the accompanying prospectus and prospectus supplement.

General

     We will issue the Notes under an indenture dated February 20, 2004, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee.

     The return on the Notes will be based on the performance of certain Market Measures specified in the applicable terms supplement, as described below under “— Payment at Maturity”. The applicable terms supplement will provide information regarding the Market Measure to which the Notes are linked, based on publicly available documents, including certain historical price information on such Market Measure, to help you evaluate the performance of the Market Measure in various environments. However, historical levels of the Market Measure are not indicative of future performance of the Market Measure of the performance of your Notes.

     The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The Notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The Notes will mature on the date set forth in the applicable terms supplement relating to a specific issue of Notes. The specific terms of the Notes will be described in the applicable terms supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus supplement and prospectus. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable terms supplement will prevail.

     Eksportfinans will issue the Notes in denominations of whole units, each with an original offering price per unit as set forth in the applicable terms supplement (the Original Offering Price). You may transfer the Notes only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the Notes in the form of one or more permanent global Notes, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the Notes. You should refer to the sections entitled “Description of Debt Securities — Form, exchange and transfer” in the accompanying prospectus supplement and “Description of Debt Securities — Global Securities” in the accompanying prospectus.

     The Notes will not pay interest and will not guarantee any return of principal at maturity. Instead, you will receive a single payment in cash, the timing and amount of which will vary depending on the performance of the Market Measure, and which will be calculated in accordance with the formulas set forth below unless otherwise specified in the applicable terms supplement.

     The description of the Notes contained in this product supplement contemplates Notes having a return linked to a single Market Measure (which itself may be composed of two or more components or market measures). Notes may also be linked to two or more Market Measures. For example, Notes may be callable only if the values of two separate Market Measures are greater (or less) than their separate Call Levels. As a further example, Notes may be callable if the value of either of two separate Market Measures is greater (or less) than its respective Call Level. If any Notes are linked to two or more Market Measures, the payment provisions for such Notes will be set out in the applicable terms supplement and, to the extent that such terms are inconsistent with those described in this product supplement, the terms described in the applicable terms supplement will control.

Terms Specified in the Applicable Terms Supplement

     For each issuance of securities, the applicable terms supplement will specify the following terms of any issuance of Notes, to the extent applicable:

  the issue price;

  the Original Offering Price per Note;

  the aggregate Original Offering Price;

  the denominations or minimum denominations;

  the original issue date;

  the maturity date;

  the Market Measure;

  the Starting Value of the Market Measure;

  the Leverage Factor;

  the Threshold Value;

  the maximum and/or minimum payment at maturity, if applicable;

  the Call Level;

  the Call Premium and Call Amount;

  whether the Notes are Bear Notes;

  whether the Notes will be listed on any stock exchange; and

  any other terms on which we will issue the Notes.

Automatic Call

     Call Level shall mean the level, value or price, as applicable, for the Market Measure that will trigger an automatic call on an Observation Date.

     The Notes will be automatically called and subject to mandatory redemption if the Observation Level of the Market Measure on any Observation Date is greater than or equal to (or, in the case of Bear Notes, less than or equal to) the applicable Call Level set forth in the applicable terms supplement.

     If the Notes are called, you will receive a cash payment per unit (the Call Amount) applicable to such Observation Date. The Call Amount will be equal to the Original Offering Price per unit plus the Call Premium per unit (together the Call Amount) and will be set forth in the applicable terms supplement. The Call Premium will be a percentage of the Original Offering Price as set forth in the applicable terms supplement.

     If the Notes are automatically called on an Observation Date other than the final Observation Date, we will redeem each Note and pay the applicable Call Amount on the fifth Banking Business Day after the applicable Observation Date, subject to postponement as described below. If the Notes are called on the final Observation Date, we will redeem each Note and pay the Call Amount on the maturity date.

     Unless otherwise indicated in the applicable terms supplement, if an Observation Date (other than the final Observation Date) is not a Market Measure Business Day (as defined below), or Trading Day (as defined below) in the case of Notes linked to an exchange traded fund, or if there is a Market Disruption Event (as described below under “— Market Disruption Events”) on such day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day or Trading Day, as applicable, during which no Market Disruption Event has occurred or is continuing; provided that the Observation Level will not be determined on a date later than the tenth scheduled Market Measure Business Day after the scheduled Observation Date, and if such day is not a Market Measure Business Day, or if there is a Market Disruption Event on such date, the Calculation Agent will determine (or, if not determinable, estimate), in a manner which is considered commercially reasonable under the circumstances, the Observation Level on such tenth scheduled Market Measure Business Day.

     If the final Observation Date is not a Market Measure Business Day (or, in the case of Notes linked to an exchange traded fund, a Trading Day) or if there is a Market Disruption Event on such day, the final Observation Date will be the immediately succeeding Market Measure Business Day (or, in the case of Notes linked to an exchange traded fund, the immediately succeeding Trading Day) during which no Market Disruption Event shall have occurred or is continuing; provided that the Closing Value of the Market Measure will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event (as described below under “— Market Disruption Events”) on that scheduled Market Measure Business Day. In such an event, for commodity-based Market Measures, the level on the Market Measure will be determined using the “Market Disruption Calculation” described below under “— Market Disruption Events — Commodity Based Market Measures”.

     If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the date on which the Call Amount for such Observation Date will be paid, if applicable, will be the fifth Banking Business Day following the Observation Date as postponed, unless otherwise specified in the applicable terms supplement.

     Unless otherwise specified in the applicable terms supplement, a Banking Business Day is any day other than a day on which banking institutions in The City of New York and Oslo are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     The Observation Dates and related Call Amounts will be specified in the applicable terms supplement.

Payment on the Maturity Date

     If the Notes (other than Bear Notes) are not called prior to the maturity date, the Redemption Amount per unit, denominated in U.S. dollars, will be determined by the Calculation Agent and, unless otherwise provided in the applicable terms supplement, will equal:

(i)	If the Ending Value (as defined below) is equal to or greater than the Threshold Value, the Original Offering Price per unit; or

(ii)	If the Ending Value is less than the Threshold Value:

     If your Notes are Bear Notes and they are not called prior to the maturity date, the Redemption Amount per unit, denominated in U.S. dollars, will be determined by the Calculation Agent and, unless otherwise provided in the applicable terms supplement, will equal:

(i)	If the Ending Value is equal to or less than the Threshold Value, the Original Offering Price per unit; or

(ii)	If the Ending Value is greater than the Threshold Value:

     The Threshold Value represents a percentage of the Starting Value (as defined below) and will be determined on the Pricing Date and set forth in the applicable terms supplement.

     The Leverage Factor represents a percentage of any decline (or, in the case of Bear Notes, increase) beyond the Threshold Value, and will be set forth in the applicable terms supplement. The Leverage Factor may equal 100% and will not be greater than a number that, considering the Threshold Value, could cause you to lose more than your entire investment in the Notes.

     Unless otherwise specified in the applicable terms supplement, a Market Measure Business Day means a day on which (1) the New York Stock Exchange (the NYSE) and the Nasdaq Stock Market (the Nasdaq) (or any successor to the foregoing exchanges) are open for trading and (2) the Market Measure or any successor thereto is calculated and/or publicly available.

Determining the Observation Level, Starting Value and Ending Value

  Market Measures Other Than Exchange Traded Funds

     Unless otherwise specified in the applicable terms supplement, the following definitions shall apply, except as applied to Notes linked to an exchange traded fund.

     The Observation Level will equal the Closing Value of the Market Measure on any Observation Date.

     The Starting Value will equal the Closing Value of the Market Measure on the Pricing Date, or a percentage of the Closing Value of the Market Measure on the Pricing Date (or, in either case, on such date or dates other than the Pricing Date as specified in the applicable terms supplement).

     If the Market Measure is linked to a commodity-based index and a Market Disruption Event occurs on the Pricing Date, the Calculation Agent will establish an initial value for the Market Measure (the Initial Market Measure Level) and the Starting Value for a commodity-based index pursuant to the following procedures:

(1)

With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event (an Unaffected Component), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Component on the Pricing Date.

(2)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an Affected Component):

(a)

the Calculation Agent will establish the Initial Market Measure level on the Pricing Date based on (i) the above-referenced settlement price of each Unaffected Component and (ii) the last exchange published settlement price for each Affected Component on the Pricing Date;

(b)

the Calculation Agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Component on the first Market Measure Business Day following the Pricing Date on which no Market Disruption Event occurs with respect to such Affected Component. In the event that a Market Disruption Event occurs with respect to any Affected Component on each Market Measure Business Day to and including the third scheduled Market Measure Business Day following the Pricing Date, the Calculation Agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Component used to determine the Starting Value in a manner that the Calculation Agent considers commercially reasonable under the circumstances; and

(c)

the final terms supplement made available in connection with sales of the Notes will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)

The Calculation Agent will determine the Initial Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

     The Ending Value means the Closing Value of the Market Measure on the final Observation Date.

     The Closing Value of a Market Measure on any Market Measure Business Day means as follows:

  For Market Measures that are indices, the closing level(s) of the relevant index or indices, in the case of a basket made up of multiple indices, as published by the Market Measure Sponsor or Market Measure Publisher, as applicable, on any given date or, if the Market Measure Sponsor or Market Measure Publisher, as applicable, does not publish such a level, as quoted by another publicly available source selected by the Calculation Agent in its sole discretion or, if no such other source is available, as calculated by the Calculation Agent in good faith, subject, in each case, to the effect of any Market Disruption Event or the discontinuance or modification of the index.

  For Market Measures that are commodities, the closing price(s) for the relevant commodity or commodities, in the case of a basket of commodities, on any given date as determined by the Calculation Agent by reference to the official closing price or exchange published settlement price, as the case may be, for that commodity or those commodities on the exchange on which each such Commodity is traded.

  For all other Market Measures, the Closing Value shall be as described in the applicable terms supplement.

  Exchange Traded Fund Market Measures

     Unless otherwise specified in the applicable terms supplement, the following definitions shall apply to Notes linked to an exchange traded fund.

     The Observation Level for Notes linked to exchange traded funds will equal the Closing Value of the Market Measure on any Observation Date multiplied by the Price Multiplier. The Price Multiplier will be set forth in the applicable terms supplement and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “— Antidilution, Reorganization and Discontinuance Adjustments for Exchange Traded Fund Linked Notes”.

     The Starting Value for Notes linked to exchange traded funds will be equal to the Volume Weighted Average Price.

     The Volume Weighted Average Price will, absent a determination of manifest error, be the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place from approximately 9:30 a.m. to 4:02 p.m. on all U.S. exchanges during the Pricing Date, or on such date or dates other than the Pricing Date, as specified in the applicable terms supplement.

     The Ending Value for Notes linked to exchange traded funds will equal the Closing Value of the Market Measure on the final Observation Date multiplied by the Price Multiplier.

     The Closing Value means:

(A)

If the Market Measure is listed or admitted to trading on a national securities exchange in the United States registered under the Securities Exchange Act of 1934 (registered national securities exchange), is included in the OTC Bulletin Board Service (OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Value for any date of determination on any Trading Day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Value must be determined for purposes of the Notes):

  the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

  if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

  if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, including, without limitation, due to the occurrence of a Market Disruption Event, as described below, then the mean of the last reported bid and offer price of the principal trading session on the registered national securities exchange, or if there were no bids and offers on such exchange, then the mean of the last reported bid and offer on the over-the-counter market as reported on the OTC Bulletin Board or, if there were no bids and offers on the OTC Bulletin Board, then the mean of the last reported bid and offer on any other United States quotation medium or inter-dealer quotation system on that day as determined by the Calculation Agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying a Market Measure for which a Closing Value must be determined for purposes of the Notes) on that date (without taking into account any extended or after-hours trading session).
(B)

If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the Closing Value for any date of determination on any Trading Day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the Calculation Agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that Trading Day as determined by the Calculation Agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Value will mean the U.S. dollar equivalent (as determined by the Calculation Agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)

If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Value will mean the average of the U.S. dollar value (as determined by the Calculation Agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

     A Trading Day is a day, as determined by the Calculation Agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, the Nasdaq, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Market Disruption Events

  Equity Index-Based Market Measures

     For equity index-based Market Measures, Market Disruption Event means either of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Market Measure or any successor market measure; or

(B)

the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

     For the purpose of determining whether a Market Disruption Event has occurred:

(1)

a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and,

(5)

if applicable to equity index-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as deter- mined by the Calculation Agent, will be considered “material”.

  Commodity-Based Market Measures

     For commodity-based Market Measures, Market Disruption Event means one or more of the following events as determined by the Calculation Agent in its sole discretion:

(1)

a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)

the exchange published settlement price for any Market Measure component is a “limit price”, which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least ten (10) minutes prior to the scheduled or rescheduled closing time; or

(5)

any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”;

provided that, for any Observation Date, other than the final Observation Date, a Market Disruption Event shall be deemed to occur and, such Observation Date shall be postponed as provided above under “— Automatic Call”, only if such Market Disruption Event, in the sole discretion of the Calculation Agent, materially interferes with the ability of the Calculation Agent to obtain a Closing Value for the Market Measure.

     For Notes linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the final Observation Date, the Ending Value will be determined by the Calculation Agent pursuant to the following Market Disruption Calculation:

(1)

with respect to each Market Measure component, which is not affected by the Market Disruption Event, the Closing Value will be based on the exchange published settlement price on the final Observation Date;

(2)

with respect to each Market Measure component which is affected by the Market Disruption Event, the Closing Value will be based on the exchange published settlement price of each such contract on the first day following the final Observation Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the final Observation Date and on each day to and including the second scheduled Market Measure Business Day prior to maturity (the Cut-Off Date), the price of such contract used to determine the Ending Value will be estimated by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances; and

(3)

the Calculation Agent shall determine the Closing Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

  Exchange Traded Fund-Based Market Measures

     For exchange traded fund-based Market Measures, Market Disruption Event means any of the following events as determined by the Calculation Agent in its sole discretion:

(1)	(A)

the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session); or

(B)

the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	(A)

the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(B)

the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index.

     For the purpose of determining whether a Market Disruption Event has occurred:

(i)

a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)

a decision to permanently discontinue trading in the relevant futures or options contracts related to the Underlying Index (or the underlying index related to the successor to the Market Measure) or shares of such Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)

a suspension in trading in a futures or options contract on the Underlying Index (or the underlying index related to the Market Measure) or shares of such Market Measure (or such successor index fund or such other security), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and,

(v)

if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered “material”.

     All determinations made by the Calculation Agent, absent a determination of manifest error, will be conclusive for all purposes and binding on Eksportfinans and the holders and beneficial owners of the Notes.

Antidilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

     If the Notes are linked to an exchange traded fund Market Measure (for purposes of this section, an Index Fund), the Calculation Agent, in it sole discretion, may adjust the Price Multiplier, and hence the Observation Level and the Ending Value, as applicable, if an event described below occurs on or before the final Observation Date and the Calculation Agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund, or successor exchange traded fund (as defined below). The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

     No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

     No adjustments to the Price Multiplier will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Value per share of the Index Fund.

     The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

     The Calculation Agent will, within ten Banking Business Days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten Banking Business Days following the date on which the Calculation Agent becomes aware of this occurrence, provide written notice to the Trustee, to the Depositary and to us, which will provide details of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier. We expect that such notice will be passed on to you, as beneficial owner of the relevant Notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

  Dilution Adjustments

     The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence the Observation Level and the Ending Value, as applicable, as a result of certain events related to the Index Fund or any successor exchange trade fund, as applicable, which include, but is not limited to, the following:

  Stock splits and reverse stock splits

     If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

  the prior Price Multiplier; and

  the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

  Stock dividends

     If the Index Fund is subject to a (i) stock dividend (i.e., issuance of additional shares by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) distribution of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

  the prior Price Multiplier; and

  the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned or been entitled to receive immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

  Extraordinary Dividends

     There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the section entitled “— Other Distributions” and “— Reorganization Events” below.

     An Extraordinary Dividend means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the Calculation Agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend (the ex-dividend date) so that the new Price Multiplier will equal the product of:

  the prior Price Multiplier; and

  a fraction, the numerator of which is the Closing Value per share of the Index Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Value per share of the Index Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

     The Extraordinary Dividend Amount with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

  in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

  in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

     To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the shares of the Index Fund described under the sections entitled “— Reorganization Events” and “— Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment pursuant to those respective sections.

  Other distributions

     If the Index Fund, after the Pricing Date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock, evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

  the prior Price Multiplier; and

  a fraction, the numerator of which will be the Closing Value per share of the Index Fund, and the denominator of which will be the Closing Value per share of the Index Fund, less the fair market value, as determined by the Calculation Agent, as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the Index Fund.

  Reorganization Events

     If prior to the maturity date of the Notes the Index Fund, or any successor to the Index Fund, has been subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the amount payable on each Note or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Underlying Stock or to the Notes), and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem the Index Fund to be de-listed, liquidated, discontinued or otherwise terminated, treatment of which is described below under “— Discontinuation of the Index Fund”.

  Discontinuance of the Index Fund

     If the Market Measure to which the Notes are linked is an exchange traded fund, and such exchange traded fund (or a successor index fund) is de-listed from its primary securities exchange (or any other relevant exchange), liquidated or otherwise terminated, the Calculation Agent will substitute a Market Measure that the Calculation Agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a successor index fund), the Underlying Index or a successor to the Underlying Index. In such event, the Calculation Agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund.

     If the Market Measure (or a successor index fund) is de-listed, liquidated or otherwise terminated and the Calculation Agent determines that no adequate substitute for the Index Fund is available, then the Calculation

Agent will, in its sole discretion, calculate the Closing Value of the shares of such Market Measure (or a successor index fund) by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund).

     If a successor index fund is selected or the Calculation Agent calculates the Closing Value by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for such Market Measure (or such successor index fund) for all purposes of the Notes.

     Upon any selection by the Calculation Agent of any successor index fund, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to us and to the holders of the Notes. The Calculation Agent will provide information as to the method of calculating the Closing Value of the shares of the Market Measures (or such successor index fund) upon written request by any investor in the Notes.

     If at any time:

  an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect, or a Market Measure (or a successor index fund) in any other way is modified so that it does not, in the opinion of the Calculation Agent, fairly represent the price per share of such Market Measure (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the Calculation Agent will make those calculations and adjustments that, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Value of such Market Measure (or such successor index fund) as if those changes or modifications had not been made. The Calculation Agent also may determine that no adjustment is required.

     The Calculation Agent will be solely responsible for the method of calculating the Closing Value of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     Notwithstanding these alternative arrangements, modification or discontinuance of the Index Fund to which your Notes are linked may adversely affect trading in the Notes.

     If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may cause the Notes to be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes. Additionally, if the Notes are accelerated, you will not be entitled to any interest that would have accrued had the Notes not been accelerated. Additionally, if the Notes are accelerated, you will not be entitled to any Call Premium that would have accrued had the Notes not been accelerated.

Adjustments to the Market Measure

     If at any time a Market Measure Sponsor or Market Measure Publisher, as the case may be, makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a basket, or in any other way materially modifies that Market Measure, so that the Market Measure does not, in the opinion of the Calculation Agent, fairly represent the level, value or price, as applicable, of the Market Measure had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level, value or price of the Market Measure as if those changes or modifications had not been made, and calculate the Closing Value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the level, value or price of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust the Market Measure in order to arrive at a level, value or price of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

     If a Market Measure Sponsor or Market Measure Publisher, as the case may be, discontinues publication of a Market Measure to which an issue of Notes is linked other than an exchange traded fund Market Measure, or one or more components of a Market Measure in the case of a basket, and such Market Measure Sponsor or Market Measure Publisher, as the case may be, or another entity publishes a successor or substitute market measure that the Calculation Agent determines, in its sole discretion, to be comparable to that Market Measure (a successor market measure), then, upon the Calculation Agent’s notification of that determination to the Trustee and us, the Calculation Agent will substitute the successor market measure as calculated by the relevant Market Measure Sponsor or Market Measure Publisher, as the case may be, or any other entity and calculate the Closing Value on any Observation Date (and therefore whether a mandatory call has occurred) and/or the Ending Value as described above under “— Payment on the Maturity Date”. Upon any selection by the Calculation Agent of a successor market measure, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such Notes, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the relevant Notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

     In the event that a Market Measure Sponsor or Market Measure Publisher, as the case may be, discontinues publication of a Market Measure and:

  the Calculation Agent does not select a successor market measure; or

  the successor market measure is not published on an applicable Observation Date,

the Calculation Agent will compute a substitute level for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the Calculation Agent calculates a level as a substitute for a Market Measure as described below, the successor market measure or level will be used as a substitute for that Market Measure for all purposes, including the purpose of determining whether a Market Disruption Event exists.

     If a Market Measure Sponsor or Market Measure Publisher, as the case may be, discontinues publication of the Market Measure before an applicable Observation Date and the Calculation Agent determines that no successor market measure is available at that time, then on each Business Day until the earlier to occur of:

  the occurrence of a mandatory call; or

  the determination of the Ending Value; or

  a determination by the Calculation Agent that a successor market measure is available,

the Calculation Agent will determine the value that would be used in determining whether a mandatory call has occurred, computing the Call Amount or the Redemption Amount, as applicable, as described in the preceding paragraph as if that day were an Observation Date. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

     Unless otherwise provided in the applicable terms supplement, a Business Day is any day on which (i) the Market Measure or any successor market measure, if any, that have not been discontinued, is calculated and published and (ii) with respect to the Market Measure, or any successor market measures, which have been discontinued, a day on which the applicable exchanges listing the stocks of companies or exchanges quoting the commodities futures contracts, as applicable to the Market Measure, used to calculate a substitute level for a Market Measure following a discontinuance, as discussed above, are open for trading. For the purposes of this definition, as applicable to Notes linked to a basket, “Market Measure” refers to any basket component or components.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your Notes are linked may adversely affect trading in the Notes.

Events of Default and Acceleration

     If the maturity of the Notes is accelerated upon an event of default under the indenture referenced in the accompanying prospectus under “Description of the Debt Securities — Events of Default”, the amount payable upon acceleration will be determined by the Calculation Agent in its sole discretion and will be an amount in cash equal to the Redemption Amount per unit, calculated as though the date of acceleration were the maturity date of the Notes.

     If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

     In case of default in payment of the Notes, whether on the maturity date or upon acceleration, from and after that date the Notes will bear interest, payable upon demand of their holders, at the then current Federal Funds Rate, reset daily, as determined by reference to Reuters page FEDFUNDS1 under the heading “EFFECT”, to the extent that payment of such interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the Notes to the date payment of that amount has been made or duly provided for. “Reuters page FEDFUNDS1” means such page or any successor page, or page on a successor service, displaying such rate. If the Federal Funds Rate cannot be determined by reference to Reuters page FEDFUNDS1, such rate will be determined in accordance with the procedures set forth in the accompanying prospectus supplement and prospectus relating to the determination of the Federal Funds Rate in the event of the unavailability of Moneyline Telerate page 120.

Agent

     Unless otherwise specified in the applicable terms supplement, the agent for each underwritten offering of Notes will be MLPF&S.

Calculation Agent and Calculations

     The Calculation Agent for the Notes will be MLPF&S or an affiliate of MLPF&S, as set forth in the applicable terms supplement. As Calculation Agent, MLPF&S or an affiliate of MLPF&S will determine, among other things, the Starting Value, the Observation Level of the Market Measure on any Observation Date (and therefore whether the Notes will be called), the Ending Value and the Redemption Amount or Call Amount, as applicable, for the Notes.

     All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us. MLPF&S, or such other Calculation Agent as specified in the applicable terms supplement, is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

     As noted above, the Notes are issued as part of our medium-term note program. We will issue Notes only in fully registered form either as book-entry securities or as certificated securities. References to holders mean those who own Notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in Notes registered in street name or in Notes issued in book-entry form through one or more depositaries.

     Book-Entry Securities. For Notes in book-entry form, we will issue one or more global certificates representing the entire issue of Notes. Except as set forth in the prospectus under “Description of Debt Securities — Global Securities”, you may not exchange book-entry Notes or interests in book-entry Notes for certificated Notes.

     Each global security certificate representing book-entry Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the Notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global Notes representing book-entry Notes is set forth under “Description of Debt Securities — Global Securities” in the prospectus. The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

     New York Law to Govern. The Notes will be governed by, and construed in accordance with, the laws of the State of New York.

THE MARKET MEASURE

General

     The Market Measure to which a specific issue of Notes is linked will be set forth in the applicable terms supplement. Specific information regarding the Market Measure may be set forth in one or more prospectus supplements (each of which may be called a terms supplement or an index supplement). Each Market Measure allows investors to participate in the movement of the level, value or price, as applicable, of the Market Measure, as reflected by changes in the value of the Market Measure, from the Starting Value to its Closing Value on an Observation Date or to the Ending Value.

     A Market Measure may be one or more equity-based or commodity-based indices, one or more exchange traded funds, commodities or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing.. The Market Measure applicable to your Notes may also be a basket of two or more of these Market Measures or statistical measures, in which case each one will be referred to as a Basket Component.

     As may be set forth in an applicable terms supplement, the Notes may be linked to two or more Market Measures and payment on the Notes may be determined by the performance, individually or in combination, of the levels, value or prices of those Market Measures. In such a case, to the extent it is different from the information set forth herein, the applicable terms supplement will set forth the method for determining the Starting Value, the Ending Value, the Observation Level on any Observation Date or the Redemption Amount. Any reference to “Market Measure” in this product supplement assumes that there may be two or more Market Measures to which a specific issuance of Notes is linked.

Baskets

     A basket is designed to allow investors to participate in the percentage changes in the levels, values or prices, as applicable, of the Basket Components from the Starting Value to its Closing Value on any Observation Date or to the Ending Value of the basket. If the Market Measure to which your Notes are linked is a basket, the Basket Components will be set forth in the applicable terms supplement. Each Basket Component will be assigned a weighting (the Initial Weighting) so that each Basket Component represents a specified portion of the value of the basket on the Pricing Date. The Basket Components may be assigned with equal or unequal Initial Weightings. The Initial Weighting of any Basket Component will be set forth in the applicable terms supplement.

  Determination of the Multiplier for each Basket Component

     A fixed factor (the Multiplier) will be determined for each Basket Component, based upon the weighting of that Basket Component. The Multiplier for each Basket Component will be calculated on the Pricing Date and will equal:

  the Initial Weighting (as a percentage) for that Basket Component, multiplied by 100; and

  divided by the Closing Value of that Basket Component on the Pricing Date and rounded to eight decimal places.

     The Multipliers will be calculated in this way so that the value of the basket will equal 100 on the Pricing Date. The Multipliers will not be revised subsequent to their determination on the Pricing Date except that the Calculation Agent may in its good faith judgment adjust the Multiplier of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the Calculation Agent, fairly represent the level, value or price, of that Basket Component had those material changes or modifications not been made.

  Computation of the Basket

     The Calculation Agent will calculate the value of the basket by summing the products of the Closing Value for each Basket Component on a Calculation Day and the Multiplier applicable to each Basket Component. The value of the basket will vary based on the increase or decrease in the level, value or price, of each Basket Component. Any increase in the level, value or price of a Basket Component (assuming no change in the level of the other Basket Component or Basket Components) will result in an increase in the value of the basket. Conversely, any decrease in the level, value or price of a Basket Component (assuming no change in the level, value or price of the other Basket Component or Basket Components) will result in a decrease in the value of the basket.

     The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Weightings or Multipliers, which will be set forth in the applicable terms supplement.

  Example 1:

     The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical Pricing Date:

Basket Component	Initial Weighting	Closing Value(1)	Hypothetical Multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Starting Value				100.00

  Example 2:

     The hypothetical Basket Components are Index ABC, Index XYZ and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively:

Basket Component	Initial Weighting	Closing Value(1)	Hypothetical Multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Starting Value				100.00

(1)	This is the Closing Value of each Basket Component on the hypothetical Pricing Date.

(2)

The hypothetical Multiplier equals the initial weighting of the Basket Component (as a percentage) multiplied by 100, and then divided by the Closing Value of that Basket Component on the hypothetical Pricing Date and rounded to eight decimal places. The actual Basket Components, Initial Weightings, Multipliers and the Pricing Date will be set forth in the applicable terms supplement.

TAXATION IN THE UNITED STATES

     The following discussion supplements and, to the extent inconsistent with, replaces the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and you should read the following discussion in conjunction with the discussion in the prospectus supplement and the prospectus. The following discussion is based on the advice of Allen & Overy LLP and contains a general summary of the principal U.S. federal income tax consequences that may be relevant to the ownership of the Notes. This summary addresses only the U.S. federal income tax considerations of U.S. Holders (as defined below) that acquire a Note at its original issuance and that will hold that Note as a capital asset.

     This summary does not address all U.S. federal income tax matters that may be relevant to you. In particular, this summary does not address tax considerations applicable to holders that may be subject to special tax rules including, without limitation:

  financial institutions;

  insurance companies;

  dealers or traders in securities, currencies or notional principal contracts;

  tax-exempt entities;

  regulated investment companies;

  real estate investment trusts;

  persons that will hold the Note as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

  persons whose “functional currency” is not the U.S. dollar;

  persons that own (or are deemed to own) 10% or more of our voting shares or interests treated as equity; and

  partnerships, pass-through entities or persons who hold the Note through partnerships or other pass-through entities.

     Further, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a Note. This summary also does not describe any tax consequences arising under the laws of any taxing jurisdictions other than the federal income tax laws of the U.S. federal government.

     This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), United States Treasury Regulations and judicial and administrative interpretations of the Code and United States Treasury Regulations, in each case as in effect and available on the date of this product supplement. All of these are subject to change, and any changes could apply retroactively and could affect the tax consequences described below.

     In this summary, a U.S. Holder is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

     As provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, that were treated as United States persons prior to that date that maintain a valid election to continue to be treated as United States persons also are U.S. Holders. If a partnership holds the Note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a Note, you should consult your tax advisor regarding an investment in the Note under your particular situation.

General

     Except as otherwise provided in the applicable terms supplement, a Note should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the Notes or instruments that are similar to the Notes for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the IRS) or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the Notes (including alternative characterizations of the Notes) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the Notes described above.

Tax Consequences to U.S. Holders

     Tax Treatment Prior to Maturity. A U.S. Holder should not be required to recognize taxable income over the term of the Notes prior to maturity, other than pursuant to a sale, exchange, redemption or settlement as described below.

     Sale, Exchange, Redemption or Settlement of the Notes. Upon a sale, exchange or redemption of the Notes, or upon settlement of the Notes at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or settlement and the U.S. Holder’s tax basis in the Notes sold, exchanged, redeemed or settled. A U.S. Holder’s tax basis in the Notes should equal the amount paid by the U.S. Holder to acquire the Notes. Subject to the discussions below regarding the possible application of Section 1260 of the Code, any capital gain or loss recognized upon a sale, exchange, redemption or settlement of a Note should be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at such time.

     Possible Application of Section 1260 of the Code. If any Market Measure is of the type enumerated under Section 1260 of the Code (including, among others, exchange traded funds and other regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies), while the matter is not entirely clear, there may exist a risk that an investment in the Notes will be treated as a “constructive ownership transaction”. If an investment in the Notes is treated as a “constructive ownership transaction”, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a Note could be recharacterized as ordinary income (the Recharacterized Gain). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption or settlement of the Notes (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or settlement of the Notes).

     If an investment in a Note is treated as a “constructive ownership transaction”, it is unclear to what extent any long-term capital gain of a U.S. Holder in respect of the Note will be recharacterized as ordinary income. The amount of the Recharacterized Gain (if any) that would be recharacterized as ordinary income in respect of the Notes will generally equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the Notes over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired the Market Measure at fair market value on the issue date of the Notes and sold the Market Measure on the date of the sale, exchange, redemption or settlement of the Notes at fair market value (which generally would reflect the percentage increase in the value of the Market Measure over the term of the Notes). U.S. Holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, with respect to a Note that matures (after taking into account the last possible date that the Note could be outstanding under the terms of the Notes) more than one year from its date of issuance, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Note under United States Treasury Regulations governing contingent payment debt instruments (the Contingent Debt Regulations). Notes that mature (after taking into account the last possible date that the Notes could be outstanding under the terms of the Notes) in one year or less from the date of issuance might be treated as short-term debt securities, as described in the accompanying prospectus under “Taxation in the United States”.

     If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Notes, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Notes every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, redemption or other disposition of the Notes would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

     Even if the Contingent Debt Regulations were not applied to the Notes, other alternative U.S. federal income tax characterizations of the Notes are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Notes. Under such treatment, a U.S. Holder may be required to recognize ordinary income or short-term capital gain during the term of the Notes, even though the holder did not receive any cash in respect of the Notes prior to a sale, exchange, redemption or settlement at maturity. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Notes.

     Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

     Also under recently enacted legislation and subject to any future U.S. Treasury regulations promulgated thereunder, beginning in 2012, all payments of the proceeds of a sale, redemption or other disposition of the Notes will generally be subject to information reporting and backup withholding, unless an applicable exemption applies. Corporations are not automatically exempt from information reporting and backup withholding with respect to such income. Prospective investors should consult their own tax advisors concerning the application of the information reporting and backup withholding rules to their particular circumstances.

     Possible new administrative guidance and/or legislation. From time to time, there may be legislative proposals or interpretive guidance addressing the tax treatment of financial instruments such as the securities. We cannot predict the likelihood of any such legislation or guidance being adopted, or the ultimate impact on the securities. For example, on December 7, 2007, the IRS released a notice stating that it and the Treasury Department (Treasury) are actively considering the proper U.S. federal income tax treatment of an instrument with terms similar to some of the Notes, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of instruments having terms similar to some of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and Treasury are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, we intend to treat the Notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as the Treasury and IRS issue guidance providing that some other treatment is more appropriate.

     In addition, one member of the House of Representatives introduced a bill on December 19, 2007 that, if enacted, would have required holders of instruments such as the Notes to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be re-introduced or enacted in the future and whether any such bill would affect the tax treatment of your Notes.

     You should review the “Taxation in the United States” section in the prospectus supplement and the prospectus for a further discussion of the U.S. federal income tax considerations and consult your own tax advisers as to the tax consequences of acquiring, holding and disposing of the Notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes on federal or other tax laws.

ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a Plan) subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     In addition, we and certain of our subsidiaries and affiliates, including MLPF&S, may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Internal Revenue Code of 1986, as amended (the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also Plans). A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under ERISA or an applicable prohibited transaction class exemption (PTCE) issued by the U.S. Department of Labor. Those exemptions include PTCE 75-1 (for certain securities transactions involving broker-dealers, reporting dealers or banks), PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under new Section 408(b)(17) of ERISA and new Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Any purchaser, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan and is not purchasing such securities on behalf of or with any assets of a Plan or with any assets of a governmental, church or foreign plan that is subject to any federal, state, local or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, any substantially similar federal, state, local or foreign law). Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental, church or foreign plans, as described above.

USE OF PROCEEDS AND HEDGING

     The net proceeds from the sale of any Notes offered hereunder will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Eksportfinans associated with its obligation to pay the applicable payment at maturity on the Notes. We expect to hedge our market risks with an affiliate of MLPF&S.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the Notes as part of our medium-term note program on a continuing basis exclusively through MLPF&S and its affiliates, which we refer to as the agent, who has agreed to use reasonable efforts to solicit offers to purchase the Notes. We will have the sole right to accept offers to purchase the Notes and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase the Notes. We will pay the agent, in connection with the sales of the Notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable terms supplement.

     We may also sell the Notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable terms supplement. The agent may resell the Notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of the resale or otherwise, as the agent determines and as we will specify in the applicable terms supplement. The agent may offer the Notes it has purchased as principal to other dealers, which may include affiliates of MLPF&S. The agent may sell the Notes to any dealer at a discount and, unless otherwise specified in the applicable terms supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of Notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

     Unless otherwise provided in the applicable terms supplement, we do not intend to apply for the listing of the Notes on a national securities exchange, but have been advised by the agent that, subject to market conditions, it currently intends to make a market in the Notes as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

     In order to facilitate the offering of the Notes, MLPF&S may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, MLPF&S may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. MLPF&S must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if MLPF&S is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, MLPF&S may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. MLPF&S is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by Eksportfinans, the agent or any broker-dealer affiliate of either Eksportfinans or the agents that would permit a public offering of the Notes or possession or distribution of this product supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this product supplement or the accompanying prospectus and prospectus supplement, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans or any broker-dealer affiliate of Eksportfinans or the agents.

     From time to time the agent engages in transactions with Eksportfinans in the ordinary course of business.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the Notes will be the third business day following the Pricing Date, which is referred to as a T+3 settlement cycle.

INDEX OF CERTAIN DEFINED TERMS

Page
Calculation Agent	PS-25
Call Amount	PS-13
Call Premium	PS-13
Call Level	PS-13
Closing Value	PS-16
Ending Value	PS-16
Index Fund	PS-20
Leverage Factor	PS-15
Market Measure Business Day	PS-15
Market Measure Sponsor or Market Measure Publisher	PS-6
Notes	PS-1
Observation Date	PS-1
Observation Level	PS-15
Original Offering Price	PS-12
Pricing Date	PS-7
Price Multiplier	PS-16
Redemption Amount	PS-14
Starting Value	PS-15
Successor Market Measure	PS-24
Trading Day	PS-17
Threshold Value	PS-14
Underlying Index	PS-4
Volume Weighted Average Price	PS-16

     Capitalized terms used in this product supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus supplement and prospectus, as applicable.